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
                                                                 Exhibit 21.1

                     ALLTRISTA CORPORATION AND SUBSIDIARIES
                      SUBSIDIARIES OF ALLTRISTA CORPORATION


     COMPANY                            SHAREHOLDER                   STATE OF INCORPORATION/
                                                                           ORGANIZATION
-----------------------           -----------------------             -----------------------
Alltrista Unimark, Inc.           Alltrista Corporation                      Indiana

Bernardin Ltd.                    Alltrista Limited                          Canada

Alltrista Limited                 Alltrista Corporation                      Canada

Alltrista Newco Corporation       Alltrista Corporation                      Indiana

Quoin Corporation                 Alltrista Corporation                      Delaware

Hearthmark, Inc.*                 Quoin Corporation                          Indiana

Alltrista Plastics
   Corporation**                  Quoin Corporation                          Indiana

Alltrista Zinc
   Products, L.P.***              Quoin Corporation(LP 99%)                  Indiana
                                  Alltrista Newco Corporation(GP 1%)

*    (DBA) Alltrista Consumer Products Company
**   (DBA) Alltrista Plastic Packaging Company
           Alltrista Industrial Plastics Company
           Alltrista Unimark Plastics Company
***  (DBA) Alltrista Zinc Products Company

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